Sales Company of Shaanxi Yanchang Petroleum OiløGroup÷Co., Ltd.
Finished Oil Sales Contract of Yanlian Sales Office

Contract No.: 2007-01-10

Seller: Sales Company of Shaanxi Yanchang Petroleum OiløGroup÷Co., Ltd.— Yanlian Sales Office
Buyer: Xi’an Baorun Industrial Development Co., Ltd.

1.	This contract is made by and between the seller and the buyer regarding the finished oil purchase in 2007 based on friendly negotiation and mutual benefits.

Product	Quantity(Ton)	Price(Yuan/t)
Gasoline	30,000	Standard price of Sales Company of Shaanxi Yanchang Petroleum OiløGroup÷Co., Ltd.
Diesel	30,000

2.	Quality Standard and Technical Index:

Gasoline: GB17903-1999
Diesel: GB252-2000

3.	Delivery Place, Transportation Manner and Fees

Delivery Place: Oil loading platform in finished oil workshop of Yanlian Group
Transportation Manner: The buyer should transport the oil from Yanlian Group by themselves.
Fees: The buyer should undertake the related delivery fees.

4.	Package and Weight Metering Standard

Package: Oil tank of Truck
Metering Standard: The weight of the finished oil should be measured by the platform scale on the oil loading platform in finished oil workshop of Yanlian Group.

5.	Payment Term

The buyer should make the payment first on the purchasing day and the seller will bill the invoice for VAT in the middle and end of each month.

6.	Miscellaneous

The two parties should supply and pick up the oil in compliance with the terms of this contract and update the finished oil quantity every half a month. The buyer should be informed three days in advance if the seller is unable to supply oil for delivery prevention and maintenance. The buyer should pay 10Yuan/ton to the seller for deposit. If the buyer couldn’t purchase the agreed quantity for special reason the seller should be informed one day in advance and the buyer will suffer a penalty of 10 Yuan/T and should require the same quantity as this month in the next month. If the buyer couldn’t finish the agreed oil quantity for three-months the two parties should terminate the business relationship.

7.	Disputes

If there are any matters not covered by this contract, parties hereto may negotiate it in other arrangement. In case of any dispute, the two parties may propose a suit to the local People’s Court in the place where the non-breaching party is located.

8.	The contract is in quadruplicate and each Party shall hold two copies.

Seller		Buyer
Company Name	Sales Company of Shaanxi Yanchang Petroleum OiløGroup÷Co., Ltd.	Company Name	Xi’an Baorun Industrial Development Co., Ltd.
Address	Yanlian Sales Office Jiaokouhe Town Luochuan County, Shaanxi	Address	Dongxin Century Square # 7 Huoju Rd Xi'an, Shaanxi
Legal Person (Authorized Person )	(Seal of Sales Company of Shaanxi Yanchang Petroleum OiløGroup÷Co., Ltd.)	Legal Person (Authorized Person )	(Seal of Xi’an Baorun Industrial Development Co., Ltd.)
Telephone	0911-3811226 3811531	Telephone	029-82682018
Opening Bank	Huijiahe Sub-Branch of Yanlian Branch of China Construction Bank	Opening Bank	East District Branch of China Everbright Bank
Account #	61001688936052500060	Account #	087859120100302067154